EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2005, relating to the financial statements of Granite City Food & Brewery Ltd. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 28, 2004, filed with the Securities and Exchange Commission.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

March 24, 2005

Minneapolis, Minnesota